SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 29, 1999

                            VALENCE TECHNOLOGY, INC.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                   0-20028                      77-0214673
           ------------------------ ---------------------------------
           (Commission File Number) (IRS Employee Identification No.)


                   301 Conestoga Way, Henderson, Nevada 89015
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (702) 558-1000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                       THIS DOCUMENT CONSISTS OF 6 PAGES.

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Item 5.  OTHER EVENTS.

     On June 29, 1999, Valence Technology, Inc. (the "Company") entered into an agreement with an institutional investor for the sale of 480,824 shares of its common stock (the "Common Stock"), $0.001 par value, at a negotiated price of $6.23929 per share for a total purchase price of $3,000,001. The Company completed the issuance of 480,824 shares of its Common Stock on June 29, 1999. The purchase price of the Company's Common Stock reflects the average of recent trading prices of the Common Stock on the Nasdaq National Market, net of an 8% discount, before deduction of offering expenses estimated to be $60,000, which includes a finders fee paid to Caldwell Capital Corp. in the amount of $45,000.


     The press release announcing such financing is filed herewith as Exhibit
99.1 and incorporated herein by reference.


     As of the date of this report, the Company is authorized to issue up to 50,000,000 shares of Common Stock, and up to 10,000,000 shares of preferred stock, $0.001 par value.

Item 7.  EXHIBITS.


     Exhibit Number                       Description
     --------------     ------------------------------------------------
         99.1                         News Release dated June 29, 1999

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934,as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           VALENCE TECHNOLOGY, INC.
                                          ------------------------------------
                                                      (Registrant)

Date: June 30, 1999                        By: /s/ LEV M. DAWSON
                                              --------------------------------
                                              Lev M. Dawson
                                              Chairman of the Board, Chief
                                              Executive Officer and President

                                  EXHIBIT INDEX



Exhibit                                                        Page
Number                 Description                            Number
-------   ------------------------------------------------    ------

99.1       News Release dated June 29, 1999

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